SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 15, 2016, the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, elected John A. Boehner and Jean-Marc Levy to serve on RAI’s Board as Class II Directors, effective immediately. Mr. Boehner also was appointed to serve on the Board’s Corporate Governance, Nominating and Sustainability Committee, and Mr. Levy also was appointed to serve on the Board’s Compensation and Leadership Development Committee. Mr. Levy is a designee of Brown & Williamson Holdings, Inc., referred to as B&W, a subsidiary of British American Tobacco p.l.c., referred to as BAT. A copy of the press release announcing the foregoing Board elections and Board Committee appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Under the terms of a July 30, 2004 governance agreement, as amended, among RAI, BAT and B&W, referred to as the governance agreement, B&W has the right, based upon the current ownership of BAT and its subsidiaries of approximately 42% of RAI common stock, to designate five people for nomination to RAI’s Board – three of which must be “independent directors” under the New York Stock Exchange listing standards and the governance agreement. With respect to the designation of Mr. Levy as a nominee for election to the Board, B&W requested and received a waiver from RAI’s Other Directors (as defined in the governance agreement) to any objection to B&W’s designation of Mr. Levy as an “independent director” under the terms of the governance agreement. Although Mr. Levy was an employee of BAT during the three years immediately preceding his designation by B&W, Mr. Levy left BAT in December 2014, and RAI’s Board has determined that he is an “independent director” under the New York Stock Exchange listing standards. After the September 15, 2016 elections of Messrs. Boehner and Levy, RAI’s Board is comprised of 14 Directors. While the governance agreement provides that the total number of RAI directors is 13, BAT has agreed that the size of RAI’s Board will be temporarily increased to 14 to accommodate the election of Mr. Boehner, so long as the Board size is reduced to 13 by the date of RAI’s 2017 annual shareholders’ meeting. In addition to Mr. Levy, the other current RAI Directors who have been designated as independent directors by B&W pursuant to the governance agreement are: Ronald S. Rolfe (Class I Director) and Martin D. Feinstein (Class III Director). The other current RAI Directors designated by B&W pursuant to the governance agreement are: Jerome Abelman (Class II Director) and Ricardo Oberlander (Class III Director). Each class of RAI Directors generally serves a staggered three-year term; however, the terms of all of RAI’s Directors, regardless of class, will expire on the date of RAI’s 2017 annual shareholders’ meeting, at which time the Board will be declassified. Thereafter, each Director nominee will stand for election to a one-year term expiring at the next annual shareholders’ meeting (or such shorter period if elected during the one-year term).

Each of Messrs. Boehner and Levy is eligible to participate in the non-employee director compensation arrangements described in the Reynolds American Inc. 2016 Outside Directors’ Compensation Summary, which summary was filed as Exhibit 10.32 to RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and which is incorporated herein by reference. Each of Messrs. Boehner and Levy has entered into an indemnification agreement with RAI, the same indemnification agreement which RAI offers to all of its executive officers and directors. Such indemnification agreement was filed as Exhibit 10.1 to RAI’s Form 8-K dated February 1, 2005 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated September 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: September 15, 2016

INDEX TO EXHIBITS

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated September 15, 2016